EXHIBIT 5.1

                         W I L L I A M S S C H I F I N O
                          -----------------------------

                    WILLIAMS SCHIFINO MANGIONE & STEADY P.A.
                                ATTORNEYS AT LAW



                                 August 12, 2005


MediaNet Group Technologies, Inc.
5100 W. Copans Road, Suite 710
Margate, FL  33063

         Re:      SB-2 Registration Statement

Gentlemen:

         We have acted as counsel for MediaNet Group Technologies, Inc., a Nevada corporation (the "Company") in connection with the public offering of 1,411,000 shares of common stock, par value $.01 per share, of which 766,000 shares are being sold by certain selling shareholders (the "Selling Shareholders") and the balance of 645,000 shares represent shares underlying outstanding options owned by certain shareholders, pursuant to a registration statement (the "Registration Statement") on Form SB-2 filed with the Securities and Exchange Commission.

         For purposes of this opinion, we have examined the original or photostatic or certified copies of the articles of incorporation, by-laws, stock records, corporate minutes and certain other records of the Company deemed relevant by us, certificates of officers or representatives of the Company and others, and all such other documents as we deemed relevant or necessary as a basis for the opinions set forth herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon the above, we are of the opinion that:

         1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada.

         2. The shares being sold by the Selling Shareholders have been legally and validly issued and are fully paid and non-assessable.




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August 12, 2005
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         3. The 645,000 shares of common stock of the Company, which may be sold by certain shareholders upon their exercise of outstanding warrants, have been validly authorized and when so issued and duly delivered against payment therefore as contemplated in the Registration Statement and the warrants, will be validly issued, fully paid and non-assessable.

         We hereby consent to the reference of our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement and to the filing of this opinion as Exhibit 5.1 thereto.

                                       Yours truly,

                                       Williams Schifino Mangione & Steady, P.A.

                                       /s/ William J. Schifino, Sr.

                                       William J. Schifino, Sr., Esq.

WJS/mc